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                                                                   Exhibit 10.21
                           FOURTH AMENDED AND RESTATED
                                 PROMISSORY NOTE
                                James E. Acridge

Date of Original Note: September 17, 1998
Current Principal Amount: $5,000,000.00
Current Interest Rate:  Prime plus 3.0%
Effective Date of This Amendment and Restatement: March 28, 2001

      For value received, JAMES E. ACRIDGE ("Borrower"), promises to pay to GIANT INDUSTRIES, INC., a Delaware corporation ("Giant"), or order, in lawful money of the United States of America, the principal amount of five million dollars ($5,000,000.00) (the "Principal Amount"), together with interest on the unpaid Principal Amount accrued from and after the effective date hereof, until paid in full. The annual interest rate on this Fourth Amended and Restated Promissory Note (this "Note") is the Prime Rate from time to time as published in the Western Edition of The Wall Street Journal on March 27, 2001, plus three percent (3.0%), from March 28, 2001 through September 27, 2001; the Prime Rate as published in the Western Edition of The Wall Street Journal on September 27, 2001, plus three percent (3.0%), from September 28, 2001 through March 27, 2002; the Prime Rate as published in the Western Edition of The Wall Street Journal on March 27, 2002, plus three percent (3.0%), from March 28, 2002 through September 27, 2002; and the Prime Rate as published in the Western Edition of The Wall Street Journal on September 27, 2002, plus three percent (3.0%), from September 28, 2002 until paid in full.

      Interest will accrue on the total unpaid Principal Amount from the effective date hereof until March 28, 2003 (the "Extended Maturity Date"), at which time all outstanding principal and interest shall be fully due and payable.

      Borrower will pay Giant at Giant's corporate offices, 23733 North Scottsdale Road, Scottsdale, Arizona, 85255, or at such other place as Giant may designate in writing. Unless
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otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

      The annual interest rate for this Note is computed on the basis of a 365-day year; that is, by applying the ratio of the annual interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

      Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

      Borrower will be in default if any of the following happens (each a "Default"): (a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note; (c) a receiver is appointed for any part of Borrower's property, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (d) Borrower defaults under that certain Second Amended and Restated Loan Agreement of even date herewith between Borrower and Giant; (e) either Pinnacle Rodeo, L.L.C., an Arizona limited liability company ("Rodeo") or Pinnacle Rawhide, L.L.C., an Arizona limited liability company ("Rawhide") fails to comply with, or perform when due, any term, obligation, covenant, or condition contained in any agreement with any third parties, including any promissory notes due by Rodeo or Rawhide to Western Town, L.L.C., an Arizona limited liability company, or Hirsch Investment Co., LLC, an Arizona limited liability company (the "Hirsch Notes"), or any other creditor of Rodeo or Rawhide; (f) Borrower fails to comply with, or perform when due, any


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term, obligation, covenant or condition contained in the Pledge and Security
Agreement, dated effective March 10, 2000, by and among Borrower, Rodeo, and Giant, as modified by the First Amendment to Pledge and Security Agreement, dated as of March 9, 2001, by and among Borrower, Rodeo and Giant, or contained in the Pledge and Security Agreement dated effective as of March 28, 2001, by Borrower in favor of Giant; or (g) the sale or transfer of any portion of the real property owned by Rawhide, which real property is described as:

            The Northwest Quarter of Section 14, Township 4 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

            EXCEPT THEREFROM THE NORTH 55 FEET; AND,

            EXCEPT THE EAST 40 FEET; AND,

            EXCEPT THE WEST 55 FEET; AND

            EXCEPT THE SOUTH 40 FEET.

      Upon Default, Giant may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Upon Default, including failure to pay upon final maturity, Giant, at its option, may also, if permitted under applicable law, increase the interest rate on this Note by an additional three percent (3.0%). The interest rate will not exceed the maximum rate permitted by applicable law. Giant may hire or pay someone else to help collect this Note if Borrower does not pay, and Borrower also will pay Giant that amount, if reasonable. This includes, subject to any limits under applicable law, Giant's reasonable attorneys' fees and Giant's reasonable legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.


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      This Note has been delivered to Giant and accepted by Giant in the State of Arizona. If there is a lawsuit, Borrower agrees upon Giant's request to submit to the jurisdiction of the courts of Maricopa County, the State of Arizona. This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

      Giant may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower, to the extent allowed by law, waives presentment, demand for payment, protest, and notice of any kind.

      Borrower agrees to an effective rate of interest that is the rate specified in this Note plus any additional rate resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.

      This Note has been issued pursuant to an initial Loan Agreement dated September 17, 1998, followed by various amendments, concluding in an Second Amended and Restated Loan Agreement, of even date herewith, among Borrower, Giant, and Rodeo, the provisions of which are incorporated herein by reference.

      Borrower acknowledges that he has thoroughly read and reviewed the terms and provisions of this Note and is familiar with the same, that the terms and provisions contained herein are clearly understood by him and have been fully and unconditionally consented to by him, and that Borrower's execution of this
Note is done freely, voluntarily, with full knowledge and without duress, and that in executing this Note, Borrower is relying on no other representations either written or oral, express or implied, made to Borrower by any other party hereto, and that the consideration received by Borrower hereunder has been actual and adequate. Borrower further acknowledges that he has been advised, and has been given the reasonable opportunity, to seek independent legal advice with respect to the subject matter of this Note, and


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Borrower hereby represents to Giant that he has either sought and obtained such independent legal advice or that he hereby waives the right to obtain such advice.

      PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS NOTE.

                                            BORROWER:


                                            /s/ James E. Acridge
                                            --------------------------
                                            James E. Acridge


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